UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101) SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
TriPath Imaging, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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This filing relates to a planned business combination between TriPath Imaging, Inc. ("TriPath Imaging") and Becton, Dickinson and Company (“BD”) pursuant to the terms of a Merger Agreement among TriPath Imaging, BD and Timpani Acquisition Corp. dated September 8, 2006. The Merger Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Report on Form 8-K filed by TriPath Imaging on September 8, 2006.
The following letter will be mailed to the holders of TriPath Imaging common stock on or about November 17, 2006.
780 Plantation Drive
Burlington, NC 27215

REMINDER — YOUR VOTE IS VERY IMPORTANT
November 17, 2006
Dear Stockholder:
You have previously received proxy material in connection with the special meeting of stockholders of TriPath Imaging, Inc. to be held on Tuesday, December 19th, 2006. According to our latest records, your PROXY VOTE for this meeting HAS NOT BEEN RECEIVED.
We would appreciate your immediate attention to the enclosed shareholder meeting information.
Your vote is important to us and we need your support. The proposed merger agreement with Becton, Dickinson, and Company cannot be completed unless it is adopted by the affirmative vote of two-thirds of the outstanding shares entitled to vote. If you fail to vote on the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement. Therefore, regardless of the number of shares you own, it is important they be represented at the meeting.

Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.
Follow the instructions on the enclosed proxy voting form to vote your shares by phone, Internet, or by mail. Remember, your broker cannot vote your shares unless you instruct him or her to do so.
If you have any questions relating to this stockholder meeting or voting your shares, you may call our proxy solicitor toll-free at 800-287-9810 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday Eastern time.
Thank you in advance for your support.

IF YOU HAVE RECENTLY VOTED YOUR SHARES,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.
IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC
TriPath Imaging filed a Definitive Proxy Statement with the Securities and Exchange Commission (“SEC”) on October 31, 2006 in connection with the proposed merger with BD. The Definitive Proxy Statement was mailed to TriPath Imaging’s stockholders on or about November 1, 2006. The Definitive Proxy Statement contains important information about BD, TriPath Imaging, the transaction and related matters. Investors and security holders are urged to read the Definitive Proxy Statement carefully.
Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC by BD and TriPath Imaging through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Definitive Proxy Statement from TriPath Imaging by contacting TriPath Imaging, Inc., Investor Relations, 780 Plantation Drive, Burlington, NC 27215.
TriPath Imaging and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding TriPath Imaging’s directors and executive officers is contained in the Definitive Proxy Statement filed with the SEC on October 31, 2006. As of October 9, 2006, TriPath Imaging’s directors and executive officers beneficially owned approximately 2,099,959 shares, or 5.4%, of TriPath Imaging’s common stock.